EXHIBIT 99.11

THE CYBER GROUP NETWORK CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
JUNE 30, 2005

	Cyber Group	Skystar	Pro form adjustments	Pro forma
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash	$1,167	$463,019	—	$464,186
Other investments	—	240,964	—	240,964
Accounts receivable, net	—	405,035	—	405,035
Inventories	—	293,977	—	293,977
Deposits and prepaid expenses	—	401,582	—	401,582
Prepaid land use right	—	6,223	—	6,223
Interest-bearing loans receivable	—	1,330,927	—	1,330,927
Amounts due from shareholders	—	415,296	—	415,296
Other receivables	—	578,166	—	578,166

Total Current Assets	1,167	4,135,189	—	4,136,356

Restricted cash	—	240,964	—	240,964
Deposits for property, plant and equipment	—	535,274	—	535,274
Prepaid land use right	—	295,587	—	295,587
Property, plant and equipment, net	—	3,557,550	—	3,557,550
Technological know-how, net	—	60,241	—	60,241

Total Assets	$1,167	8,824,805	—	$8,825,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Other payables	$—	$28,943	—	$28,943
Deposits from customers	—	29,394	—	29,394
Accounts payable	232,445	26,211	—	258,656
Accrued expenses and other and due to officers	923,080	216,737	(921,107)	218,710
Loans payable	231,317	36,145	—	267,462
Amount due to a related company	—	11,084	—	11,084
Amount due to a shareholder	—	24,096	—	24,096
Taxes payable	—	1,379,875	—	1,379,875

Total Current Liabilities	1,386,842	1,752,485	(921,107)	2,218,220

Deferred subsidy income	—	722,892	—	722,892

Total Liabilities	1,386,842	2,475,377	(921,107)	2,941,112

THE CYBER GROUP NETWORK CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
(CONTINUED)
JUNE 30, 2005

	Cyber Group	Skystar		Pro form adjustments	Pro forma
	(Unaudited)	(Unaudited)
Stockholders’ Equity
Preferred stock	2,000	—		—	2,000
Common stock	177,188	10,000	(1)	322,811	4,761,904
			(2)	4,261,905
			(2)	(10,000)

Additional paid-in capital	10,504,593	4,324,120	(1)	598,296	—
			(2)	(15,427,009)
Statutory reserves	—	302,296		—	302,296
Accumulated earnings/(losses)	(12,069,456)	1,713,012	(2)	12,069,456	818,660
			(2)	(894,352)

Total Stockholders’ Equity	(1,385,675)	6,349,428		921,107	5,884,860

Total Liabilities and Stockholders’ Equity	$1,167	$8,824,805		921,107	$8,825,972

Notes to Pro Forma Financial Statements

(1)	To record the issue of 322,811,335 shares of common stock on November 7, 2005 for repayment of accrued expenses and due to officers.
(2)
To give effect of the shares issued by The Cyber Group Network Corporation (“Cyber Group”, the legal acquirer) for the reverse acquisition and recapitalization of Skystar (the accounting acquirer) on the basis that all CGPN Shares would be converted to Cyber Group’s common stock equal to 89.5% of the outstanding shares of Cyber Group’s common stock.

(3)	To eliminate pre-acquisition loss of Cyber Group (the accounting acquiree).

THE CYBER GROUP NETWORK CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2005

	Cyber Group	Skystar		Pro form adjustments	Pro forma
	(Unaudited)	(Unaudited)
Revenue	$—	$2,884,387		—	$2,884,387
Cost of goods sold	—	(1,359,817)		—	(1,359,817)

Gross profit	—	1,524,570		—	1,524,570

Operating expenses
Selling expenses	—	(183,521)		—	(183,521)
General and administrative expenses	(147,955)	(235,687)	(3)	147,955	(235,687)
Research and development costs	—	(10,442)		—	(10,442)

Income from operations	(147,955)	1,094,920		147,955	1,094,920

Other income (expenses)
Interest income	—	32,841		—	32,841
Loss on disposal of plant and equipment	—	(4,555)		—	(4,555)
Other income (expenses), net	—	46		—	46
Finance costs	(9,662)	(1,861)	(3)	9,662	(1,861)

Total other income (expenses)	(9,662)	26,471		9,662	26,471

Income (loss) before income taxes	(157,617)	1,121,391	(3)	157,617	1,121,391

Income taxes	—	(195,390)		—	(195,390)

Net income (loss)	$(157,617)	$926,001	(3)	157,617	$926,001

Basic earnings (loss) per share	$(0.00)				$0.00

Weighted average number of common shares outstanding	177,188,665				4,761,904,762

Notes to Pro Forma Financial Statements

(1)	To record the issue of common stock of 322,811,335 shares on November 7, 2005 for repayment of accrued expenses and due to officers.
(2)
To give effect of the shares issued by The Cyber Group Network Corporation (“Cyber Group”, the legal acquirer) for the reverse acquisition and recapitalization of Skystar (the accounting acquirer) on the basis that all CGPN Shares would be converted to Cyber Group’s common stock equal to 89.5% of the outstanding shares of Cyber Group’s common stock.

(3)	To eliminate pre-acquisition loss of Cyber Group (the accounting acquiree).

THE CYBER GROUP NETWORK CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2004

	Cyber Group	Skystar		Pro form adjustments	Pro forma
	(Unaudited)	(Unaudited)
Revenue	$—	$3,996,421		—	$3,996,421
Cost of goods sold	—	(2,155,050)		—	(2,155,050)

Gross profit	—	1,841,371		—	1,841,371

Operating expenses
Selling expenses	—	(244,973)		—	(244,973)
General and administrative expenses	(429,541)	(259,997)	(3)	429,541	(259,997)
Research and development costs	—	(30,120)		—	(30,120)

Income from operations	(429,541)	1,306,281		429,541	1,306,281

Other income (expenses)
Interest income	—	39,606		—	39,606
Investment gain	—	24,096		—	24,096
Forgiveness of debt	175,214	—		(175,214)	—
Finance costs	(19,324)	(7,292)	(3)	19,324	(7,292)

Total other income (expenses)	155,890	56,410		(155,890)	56,410

Income (loss) before income taxes	(273,651)	1,362,691	(3)	273,651	1,362,691

Income taxes	—	(247,887)		—	(247,887)

Income (loss) from continuing operations before income taxes	(273,651)	1,114,804		273,651	1,114,804

Discontinued operations
Loss from discontinued operations	—	(6,045)		—	(6,045)
Gain on disposal of a subsidiary	—	6,045		—	6,045

Net income (loss)	$(273,651)	$1,114,804	(3)	273,651	$1,114,804

Earnings (loss) per share - basic and fully diluted	$(0.00)				$0.00

Weighted average number of common shares outstanding - basic and fully diluted	177,188,665				4,761,904,762

Notes to Pro Forma Financial Statements

(1)	To record the issue of common stock of 322,811,335 shares on November 7, 2005 for repayment of accrued expenses and due to officers.
(2)
To give effect of the shares issued by The Cyber Group Network Corporation (“Cyber Group”, the legal acquirer) for the reverse acquisition and recapitalization of Skystar (the accounting acquirer) on the basis that all CGPN Shares would be converted to Cyber Group’s common stock equal to 89.5% of the outstanding shares of Cyber Group’s common stock.

(3)	To eliminate pre-acquisition loss of Cyber Group (the accounting acquiree)